EXHIBIT 21

SUBSIDIARIES OF MASSEY ENERGY COMPANY

	NAME	JURISDICTION OF INCORPORATION/FORMATION
	A. T. Massey Coal Company, Inc.	Virginia
(1)	Elk Run Coal Company, Inc.	West Virginia
(2)	Appalachian Capital Management Corp.	West Virginia
(2)	Aracoma Coal Company, Inc.	West Virginia
(2)	Black King Mine Development Co.	West Virginia
(2)	Boone Energy Company	West Virginia
(2)	Hazy Ridge Coal Company	West Virginia
(2)	Independence Coal Company, Inc.	West Virginia
(2)	Joboner Coal Company	Kentucky
(2)	Kanawha Energy Company	West Virginia
(2)	Marfork Coal Company, Inc.	West Virginia
(2)	Massey New Era Capital Corp. (<100%)	West Virginia
(2)	New Massey Capital Corp. (<100%)	West Virginia
(2)	Rawl Sales Venture Capital Corp. (<100%)	West Virginia
(2)	Rum Creek Synfuel Company	West Virginia
(2)	Spartan Mining Company	West Virginia
(2)	Support Mining Company	West Virginia
(2)	Thunder Mining Company	West Virginia
(1)	Martin County Coal Corporation	Kentucky
(3)	Foothills Coal Company	West Virginia
(3)	Knox Creek Coal Corporation	Virginia
(3)	Pilgrim Mining Company, Inc.	Kentucky
(3)	Tennessee Consolidated Coal Company	Tennessee
(1)	Sidney Coal Company, Inc.	Kentucky
(4)	Delbarton Mining Company	West Virginia
(4)	DRIH Corporation	Delaware
(4)	Green Valley Coal Company	West Virginia
(4)	Greyeagle Coal Company	Kentucky
(4)	Logan County Mine Services, Inc.	West Virginia
(4)	New Ridge Mining Company	Kentucky
(4)	Nicholas Energy Company	West Virginia
(5)	Alex Energy, Inc.	West Virginia
(10)	Hanna Land Company, LLC (<100%)	Kentucky
(5)	Power Mountain Coal Company	West Virginia
(4)	Peerless Eagle Coal Co.	West Virginia
(4)	Road Fork Development Company, Inc.	Kentucky
(4)	White Buck Coal Company	West Virginia
(1)	Massey Coal Sales Company, Inc.	Virginia
(6)	Boone East Development Co.	West Virginia
(6)	Boone West Development Co.	West Virginia
(6)	Central Penn Energy Company, Inc.	Pennsylvania

(6)	Central West Virginia Energy Company	West Virginia
(6)	Ceres Land Company	West Virginia
(6)	Demeter Land Company	West Virginia
(6)	Douglas Pocahontas Coal Corporation	West Virginia
(6)	Haden Farms, Inc.	Virginia
(6)	Lauren Land Company	Kentucky
(6)	Massey Coal Services, Inc.	West Virginia
(6)	Massey Technology Investments, Inc.	Virginia
(6)	New Market Land Company	West Virginia
(6)	New River Energy Corporation	West Virginia
(6)	Scarlet Land Company	Pennsylvania
(6)	SC Coal Corporation	Delaware
(1)	Long Fork Coal Company	Kentucky
(7)	Bandmill Coal Corporation	West Virginia
(7)	Bandytown Coal Company	West Virginia
(7)	Big Bear Mining Company	West Virginia
(7)	Cabinawa Mining Company	West Virginia
(7)	Clear Fork Coal Company	West Virginia
(7)	Dehue Coal Company	West Virginia
(7)	Duchess Coal Company	West Virginia
(7)	Duncan Fork Coal Company	Pennsylvania
(7)	Eagle Energy, Inc.	West Virginia
(7)	Highland Mining Company	West Virginia
(7)	Hopkins Creek Coal Company	Kentucky
(7)	Omar Mining Company	West Virginia
(7)	Robinson-Phillips Coal Company	West Virginia
(7)	Russell Fork Coal Company	West Virginia
(7)	Shannon-Pocahontas Coal Corporation	West Virginia
(7)	Stirrat Coal Company	West Virginia
(7)	Stone Mining Company	Kentucky
(7)	T.C.H. Coal Co.	Kentucky
(7)	Town Creek Coal Company	West Virginia
(7)	Trace Creek Coal Company	West Virginia
(7)	Williams Mountain Coal Company	West Virginia
(7)	Wyomac Coal Company, Inc.	West Virginia
(1)	Rawl Sales & Processing Co.	West Virginia
(8)	Barnabus Land Company	West Virginia
(8)	Ben Creek Coal Company	West Virginia
(8)	Capstan Mining Company	Colorado
(8)	Feats Venture Capital Corp.	West Virginia
(8)	Jacks Branch Coal Company	West Virginia
(8)	Lick Branch Coal Company	West Virginia
(8)	Lynn Branch Coal Company, Inc.	West Virginia
(8)	Massey New Era Capital Corp. (<100%)	West Virginia
(8)	Menefee Land Company, Inc.	Colorado
(8)	New Massey Capital Corp. (<100%)	West Virginia
(8)	Peter Cave Mining Company	Kentucky
(8)	Rawl Sales Venture Capital Corp. (<100%)	West Virginia
(8)	Rockridge Coal Company	West Virginia

(8)	Rum Creek Coal Sales, Inc.	West Virginia
(8)	St. Alban’s Capital Management Corp.	West Virginia
(8)	Sun Coal Company, Inc.	Colorado
(8)	Sycamore Fuels, Inc.	West Virginia
(1)	Performance Coal Company	West Virginia
(9)	Continuity Venture Capital Corp.	West Virginia
(9)	Goals Coal Company	West Virginia
(9)	New River Capital Company	West Virginia
(9)	SPM Capital Management Corp.	West Virginia
(1)	Hanna Land Company, LLC (<100%)	Kentucky

(1)	Owned by A. T. Massey Coal Company, Inc.
(2)	Owned by Elk Run Coal Company, Inc.
(3)	Owned by Martin County Coal Corporation
(4)	Owned by Sidney Coal Company, Inc.
(5)	Owned by Nicholas Energy Company
(6)	Owned by Massey Coal Sales Company, Inc.
(7)	Owned by Long Fork Coal Company
(8)	Owned by Rawl Sales & Processing Co.
(9)	Owned by Performance Coal Company
(10)	Owned by Alex Energy, Inc.